Exhibit 99.1

For Release: Wednesday, January 13, 2016 at 5:00 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA ANNOUNCES
DECLARATION OF QUARTERLY CASH DIVIDEND

SHREVEPORT, La — January 13, 2016 — Home Federal Bancorp, Inc. of Louisiana (NASDAQ: HFBL) announced today that its Board of Directors at their meeting on January 13, 2016, declared a quarterly cash dividend of $.08 per share on the common stock of Home Federal Bancorp, Inc. of Louisiana. The dividend is payable on February 8, 2016, to the shareholders of record at the close of business on January 25, 2016.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its five full-service banking offices and one commercial lending office in northwest Louisiana. Home Federal is a full-service bank committed to providing an unparalleled level of personal service while helping customers meet all their financial needs. Additional information is available at www.hfbla.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  We undertake no obligation to update any forward-looking statements.

Contact
Home Federal Bancorp, Inc. of Louisiana James R. Barlow, President and Chief Executive Officer Dawn F. Williams, Vice President 318.841.1170